Exhibit 99.2

                      AMENDMENT TO SHARE EXCHANGE AGREEMENT

      This Amendment to the Share Exchange Agreement (the "Amendment") dated August 5, 2005, by and among HEALTH EXPRESS USA, INC., a Florida corporation ("Health Express"), CSI BUSINESS FINANCE, INC., a Texas corporation (the
"Company"), and the individuals listed on Exhibit A attached hereto (individually, a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS:

      WHEREAS, Health Express, the Company and the Shareholders have entered into a Share Exchange Agreement, dated June 17, 2005 (the "Agreement"); and

      WHEREAS, Health Express, the Company and the Shareholders desire to amend the Closing Date and the date by when the Agreement shall terminate if the Closing shall not be consummated.

      NOW THEREFORE, in consideration of the premises and mutual covenants contained in the Agreement and herein, the parties hereto agree as follows:

                                   AGREEMENT:

      1. Closing Date. The Closing Date set forth in Section 1.2 of the Agreement is hereby deleted and is replaced with the following: "September 2, 2005".

      2. Termination. As to Termination, Clause (b)(iii) of Section 10.1 of the Agreement is hereby deleted in its entirety and is replaced with the following phrase: "the Closing has not been consummated by September 30, 2005".

      3. Effect on Other Provisions of the Agreement. Except as amended in this Amendment, each other provision of the Agreement shall remain in full force and effect.

      4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.



                                    HEALTH EXPRESS USA, INC.


                                    By: /s/ Douglas Baker
                                        ----------------------------------------
                                        Name:  Douglas Baker
                                        Title: Chief Executive Officer



                                    SHAREHOLDERS:

                                    CORPORATE STRATEGIES, INC.


                                    By: /s/ Timothy Connolly
                                        ----------------------------------------
                                        Name:  Timothy Connolly
                                        Title: Chief Executive Officer



                                    THE COMPANY:

                                    CSI BUSINESS FINANCE, INC.


                                    By: /s/ Timothy Connolly
                                        ----------------------------------------
                                        Name:  Timothy Connolly
                                        Title: Chief Executive Officer

                                    EXHIBIT A

                                  SHAREHOLDERS
                      OF CSI BUSINESS FINANCE, INC. ("CSI")

                                                                                 Total Number of
                                                          Total Number of CSI     CSI Preferred
Name                          Address                     Common Shares Owned     Shares Owned
--------------------------    -----------------------     -------------------    ---------------
Corporate Strategies, Inc.    109 North Post Oak Lane
                              Suite 422
                              Houston, TX 77024            1000                  200


                                      -3-